Exhibit 10.43

AMENDMENT TO

EMPLOYMENT AGREEMENT

Amendment dated as of February 1, 2018 (“Amendment”) to the Employment Agreement dated as of August 1, 2016, by and between Spanish Broadcasting System Inc., a corporation existing under the laws of Delaware with offices located at 7007 NW 77th Avenue, Miami, FL 33166 (the “Company”) and Richard D. Lara (“Executive”), an individual whose principal place of residence and current mailing address is ------------------------------------------- (“Employment Agreement”).

RECITALS

WHEREAS, the Company and Executive wish to amend the Employment Agreement as set forth herein;

NOW THEREFORE, in consideration of the promises and the mutual covenants contained herein, the parties agree as follows:

1.Exhibit A.  Exhibit A is hereby amended in its entirety to read as set forth on Attachment A hereto.

2.Defined Terms.  Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Employment Agreement.

3.Ratification of the Employment Agreement.  Except as set forth herein, all other terms and conditions of the Employment Agreement are hereby ratified and shall remain in full force and effect.

4.Counterparts.  This Amendment may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original copy of this Amendment and all of which together shall constitute one and the same instrument.

5.Translation of Amendment.  In the event that this Amendment is translated into any language other than the English language, the original English-language version of this Amendment, in both form and substance, will govern this transaction in all respects, notwithstanding that the English-language version of this Amendment is not executed by either or both of the respective parties.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first written above.

SPANISH BROADCASTING SYSTEM, INC.

By:	/s/ Joseph A. Garcia
Joseph A. Garcia
Senior Executive Vice President and
Chief Financial Officer

EXECUTIVE

/s/ Richard D. Lara
Richard D. Lara

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Attachment A

EXHIBIT A

COMPENSATION RIDER

Richard D. Lara

(a)

Base Salary:  Commencing on February 1, 2018 and during the remainder of the Term, the Company shall pay Executive an annual base salary of $400,000 (“Base Salary”), in accordance with the payroll policies of the Company from time to time in effect (currently payable bi-weekly) and provided to Executive in writing, less amounts as may be required to be withheld by applicable federal, state and local law and regulations, and any applicable deductions under the Company benefit plans and consistent with this Employment Agreement.

(b)

Bonuses:  In addition to an annual performance-based bonus (the amount of which is to be determined in the sole discretion of the Chief Executive Officer and as approved by the Board of Directors), Executive is also entitled to a bonus of 5% of net savings realized from the $3.8 million in legal costs paid by SBS to law firms Kaye Scholer LLP and Stroock & Stroock & Lavan LLP during the 2015 calendar year for legal services rendered (the “2015 Base Year”).  During the Term, the total legal expense the Company incurs each quarter from Kaye Scholer and Stroock (and/or their alternates, if any) will be compared with the corresponding quarter in the 2015 Base Year to determine the net savings realized.  Payment of this bonus shall be made to Executive on a quarterly basis.

(c)

Stock Participation:  Within two (2) business days after the execution of the Amendment, the Company will issue to Executive 50,000 shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”).  On August 1, 2018, the Company will issue to Executive 25,000 shares of Class A Common Stock so long as Executive is employed by the Company as of such date.  If Executive has been terminated by the Company prior to August 1, 2018 pursuant to Section 9(a) of the Employment Agreement, the Company will issue such shares to Executive upon the date of such termination.  All shares issued pursuant to this paragraph (c) will be fully vested upon issuance.

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